Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Tampa, FL – March 9, 2023 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”), a leading provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the fourth quarter and full year 2022.

●	Shipping revenues for 2022 were $466.8 million, an increase of $107.7 million compared to 2021. Shipping revenues for the fourth quarter of 2022 were $121.8 million, an increase of $26.3 million compared to the fourth quarter of 2021.

●	2022 net income was $26.6 million, or $0.29 per diluted share, compared to a net loss of $46.3 million, or $(0.51) per diluted share, in 2021. Net income for the fourth quarter of 2022 was $10.1 million, or $0.11 per diluted share, compared to a net loss of $3.7 million, or $(0.03) per diluted share, for the fourth quarter of 2021.

●	Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the fourth quarter of 2022 were $114.1 million, an increase of $34.1 million, or 42.6%, from $80.0 million in the fourth quarter of 2021. Full year TCE revenues for 2022 were $426.3 million, a $133.7 million increase from 2021.

●	Fourth quarter 2022 Adjusted EBITDA(B), a non-GAAP measure, was $43.6 million, an increase of $27.0 million, or 162.7%, from the fourth quarter of 2021. Full year Adjusted EBITDA for 2022 was $142.8 million, a $97.7 million increase from 2021.

●	Total cash and investments(C) were $93.5 million as of December 31, 2022.

●	In October 2022, the Company completed the share repurchase program initiated in June 2022. Subsequently, in November 2022, the Company repurchased five million shares of the Company’s common stock from Cyrus Capital, a major stockholder. Total available cash of $29.0 million was used for 10 million of shares repurchased.

●	In December 2022, the Company redelivered three conventional Jones Act tankers leased from American Shipping Company. In addition, in December 2022, the Company exercised its option to extend the terms of six chartered-in vessels for an additional three years, with terms now ending in December 2026.

Sam Norton, President and CEO, offered the following comments on the quarterly and full year results announced today: “Operational and financial performance during the final quarter of 2022 exceeded our expectations and allowed OSG to deliver full year results for both time charter equivalent earnings and adjusted EBITDA well above the guidance provided in early November. Strong contributions during the quarter from our lightering and non-Jones Act assets were instrumental in achieving this performance. We are particularly gratified by the full year adjusted EBITDA figure, which at $142.8 million reflected an over 200% improvement over 2021 adjusted EBITDA; this while completing a heavy drydock schedule during the year and returning three MR tankers upon expiry of their leases in early December. Year-end cash balances, including investments in treasury securities, came in squarely within the guidance range provided in November at $93.5 million.”

Mr. Norton added, “Improving market conditions have resulted in OSG achieving more stability in its financial profile and greater visibility of forward cashflows to an extent not seen for many years. All Jones Act assets are fixed under time charters or contracts of affreightment for the balance of 2023, and nearly 80% of 2024 available days are also fully covered at attractive rates. The business environment for OSG has shifted away from the defensive posture that has characterized much of the past three years. We can now look forward to evaluating real opportunities to extend and expand the cash generating capabilities of our unique franchise while continuing to consider means to utilize surplus cashflow to reduce leverage and drive improving share price performance.”

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Full Year 2022 Results

Shipping revenues were $466.8 million for 2022, up 30.0% compared with 2021. TCE revenues for 2022 were $426.3 million, an increase of $133.7 million, or 45.7%, compared with 2021. The increases were primarily a result of a 1,953-day decrease in layup days, as we had fewer vessels in layup during 2022 compared to 2021. Additionally, the increase in revenues resulted from an increase in average daily rates earned by our fleet and seven Military Sealift Command voyages, which were longer international voyages, during 2022 compared to five such voyages during the same period in 2021. The increase was partially offset by (a) fewer vessels in our fleet, as we sold one MR tanker, the Overseas Gulf Coast, in June 2021 and returned three conventional tankers leased from American Shipping Company in early to mid-December 2022, (b) a 38-day increase in scheduled drydocking, and (c) a 15-day increase in repair days.

Operating income for 2022 was $63.2 million, compared to an operating loss of $29.1 million for 2021.

Net income for 2022 was $26.6 million, or $0.29 per diluted share, compared with net loss of $46.3 million, or $(0.51) per diluted share, for 2021.

Adjusted EBITDA was $142.8 million for 2022, an increase of $97.7 million compared with 2021.

Fourth Quarter 2022 Results

Shipping revenues were $121.8 million for the fourth quarter of 2022, an increase of $26.3 million, or 27.5%, compared to the fourth quarter of 2021. TCE revenues were $114.1 million for the fourth quarter of 2022, an increase of $34.1 million, or 42.6%, from the fourth quarter of 2021. The increases primarily resulted from a 430-day decrease in layup days, as we had no vessels in layup during the fourth quarter of 2022. During the fourth quarter of 2021, we had five vessels in layup for most of the quarter, with only one of five vessels coming out of layup during the quarter. Additionally, the increases resulted from (a) an increase in average daily rates earned by our fleet, (b) a 40-day decrease in drydock days, and (c) a 2-day decrease in repair days. The increases were partially offset by a decrease related to fewer vessels in our fleet, due to the return in early to mid-December 2022 of three conventional Jones Act tankers leased from American Shipping Company, only one of which was in layup during the fourth quarter of 2021.

Operating income for the fourth quarter of 2022 was $20.4 million compared to an operating loss of $1.9 million for the fourth quarter of 2021. Net income for the fourth quarter of 2022 was $10.1 million, or $0.11 per diluted share, compared with a net loss of $3.7 million, or $(0.03) per diluted share, for the fourth quarter of 2021.

Adjusted EBITDA was $43.6 million for the 2022 fourth quarter, an increase of $27.0 million compared with the fourth quarter of 2021, driven primarily by the increase in TCE revenues.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2022 results at 9:30 a.m. Eastern Time (“ET”) on Thursday, March 9, 2023.

To access the call, participants should dial (844) 200-6205 for domestic callers and (929) 526-1599 for international callers and enter Access Code 076865. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at www.osg.com.

An audio replay of the conference call will be available for one week starting at 11:30 a.m. ET on Thursday, March 9, 2023, by dialing (866) 813-9403 for domestic callers and (929) 458-6194 for international callers and entering Access Code 798578.

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About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE:OSG) is a publicly traded company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21 vessel U.S. Flag fleet consists of three Suezmax crude oil tankers doing business in Alaska, two conventional ATBs, two lightering ATBs, three shuttle tankers, seven MR tankers, and three non-Jones Act MR tankers, which two of the three participate in the U.S. Maritime Security Program, and one tanker in cold layup.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, the Company may make or approve certain forward-looking statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical fact should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the continued stability of our niche businesses, the impact of our time charter contracts on our future financial performance, and external events including geopolitical conflicts such as the Russia/Ukraine conflict. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. COVID-19 has had, and will continue to have, a profound impact on our workforce and many other aspects of our business and industry. Investors should carefully consider the risk factors outlined in more detail in our filings with the SEC. We do not assume any obligation to update or revise any forward-looking statements except as may be required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Shipping Revenues:

Time and bareboat charter revenues	$94,394	$63,615	$327,329	$254,744
Voyage charter revenues	27,363	31,848	139,471	104,318
	121,757	95,463	466,800	359,062

Operating Expenses:
Voyage expenses	7,659	15,437	40,472	66,467
Vessel expenses	46,285	38,598	176,666	140,413
Charter hire expenses	21,760	22,447	88,849	90,166
Depreciation and amortization	19,579	15,910	70,637	61,823
General and administrative	6,056	6,021	26,985	24,097
Bad debt recovery	—	(1,080)	—	(1,080)
Loss on disposal of vessels and other property, including impairments, net	—	19	—	6,276
Total operating expenses	101,339	97,352	403,609	388,162
Operating income/(loss) from vessel operations	20,418	(1,889)	63,191	(29,100)
Loss on extinguishment of debt, net	—	(70)	—	(8,031)
Other income, net	2,678	1,845	3,327	1,985
Income/(loss) before interest expense and income taxes	23,096	(114)	66,518	(35,146)
Interest expense, net	(8,191)	(8,464)	(33,060)	(29,203)
Income/(loss) before income taxes	14,905	(8,578)	33,458	(64,349)
Income tax (expense)/benefit	(4,820)	4,902	(6,894)	18,097
Net income/(loss)	$10,085	$(3,676)	$26,564	$(46,252)

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	84,902,097	90,807,935	89,556,195	90,587,454
Diluted - Class A	87,380,404	90,807,935	91,400,041	90,587,454
Per Share Amounts:
Basic net income/(loss) - Class A	$0.12	$(0.03)	$0.30	$(0.51)
Diluted net income/(loss) - Class A	$0.11	$(0.03)	$0.29	$(0.51)

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Consolidated Balance Sheets

($ in thousands)

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$78,732	$83,253
Voyage receivables, including unbilled of $11,364 and $3,777, net of reserve for doubtful accounts	19,698	14,586
Income tax receivable	1,914	1,882
Other receivables	5,334	5,816
Prepaid expenses	385	543
Inventories and other current assets	2,283	2,895
Total Current Assets	108,346	108,975
Vessels and other property, less accumulated depreciation	726,179	761,777
Deferred drydock expenditures, net	38,976	43,342
Total Vessels, Other Property and Deferred Drydock	765,155	805,119
Intangible assets, less accumulated amortization	18,017	22,617
Operating lease right-of-use assets, net	206,797	152,027
Investment security to be held to maturity	14,803	—
Other assets	25,945	26,991
Total Assets	$1,139,063	$1,115,729
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,906	$49,901
Current installments of long-term debt	23,733	22,225
Current portion of operating lease liabilities	63,288	100,010
Current portion of finance lease liabilities	4,000	4,000
Total Current Liabilities	145,927	176,136
Reserve for uncertain tax positions	175	179
Long-term debt, net	399,630	422,515
Deferred income taxes, net	70,233	63,744
Noncurrent operating lease liabilities	149,960	73,150
Noncurrent finance lease liabilities	16,456	18,998
Other liabilities	16,997	22,393
Total Liabilities	799,378	777,115
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 88,297,439 and 87,170,463 shares issued; 78,297,439 and 87,170,463 shares outstanding)	883	872
Paid-in additional capital	597,455	594,386
Accumulated deficit	(233,023)	(259,587)
Treasury stock, 10,000,000 shares, at cost	(29,040)	—
	336,275	335,671
Accumulated other comprehensive income	3,410	2,943
Total Equity	339,685	338,614
Total Liabilities and Equity	$1,139,063	$1,115,729

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Consolidated Statements of Cash Flows

($ in thousands)

	Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income/(loss)	$26,564	$(46,252)
Items included in net income not affecting cash flows:
Depreciation and amortization	70,637	61,823
Bad debt recovery	—	(1,080)
Amortization of debt discount and other deferred financing costs	1,129	2,099
Compensation relating to restricted stock, stock unit and stock option grants	3,574	2,232
Deferred income tax expense/(benefit)	6,347	(18,236)
Interest on finance lease liabilities	1,618	1,799
Non-cash operating lease expense	89,127	90,863
Items included in net income related to investing and financing activities:
Loss on extinguishment and prepayments of debt, net	—	5,295
Loss on disposal of vessels and other property, including impairments, net	—	6,276
Payments for drydocking	(17,231)	(19,037)
Changes in operating assets and liabilities:
Operating lease liabilities	(99,808)	(92,634)
Increase in receivables	(5,112)	(384)
Decrease in income tax receivable	(32)	(1,495)
Increase in deferred revenue	3,435	9,666
Net change in other operating assets and liabilities	(7,425)	(12,767)
Net cash provided by/(used in) operating activities	72,823	(11,832)
Cash Flows from Investing Activities:
Expenditures for vessels and vessel improvements	(6,354)	(7,793)
Purchase of investment security to be held to maturity	(14,794)	—
Proceeds from disposal of vessels and other property	—	32,128
Net cash (used in)/provided by investing activities	(21,148)	24,335
Cash Flows from Financing Activities:
Payments on debt	(22,222)	(33,316)
Tax withholding on share-based awards	(496)	(402)
Payments on principal portion of finance lease liabilities	(4,161)	(4,161)
Deferred financing costs paid for debt amendments	(277)	(2,465)
Purchases of treasury stock	(29,040)	—
Extinguishment of debt and prepayments	—	(277,520)
Issuance of debt, net of issuance and deferred financing costs	—	321,531
Extinguishment of debt costs paid	—	(2,736)
Net cash (used in)/provided by financing activities	(56,196)	931
Net (decrease)/increase in cash and cash equivalents	(4,521)	13,434
Cash and cash equivalents at beginning of year	83,253	69,819
Cash and cash equivalents at end of year	$78,732	$83,253

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months and fiscal year ended December 31, 2022 and the comparable periods of 2021. Revenue days in the quarter ended December 31, 2022 totaled 2,023 compared with 1,597 in the prior year quarter. Revenue days in the fiscal year ended December 31, 2022 totaled 7,739 compared with 6,064 in the prior year. A summary fleet list by vessel class can be found later in this press release.

	2022		2021
For the three months ended December 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$27,327	$62,354	$39,841	$65,541
Revenue days	52	1,055	294	476
Non-Jones Act Handysize Product Carriers:
Average rate	$48,062	$36,401	$32,015	$12,700
Revenue days	184	89	184	92
ATBs:
Average rate	$33,665	$35,450	$—	$34,802
Revenue days	92	92	—	183
Lightering:
Average rate	$79,430	$46,716	$72,007	$—
Revenue days	92	91	92	—
Alaska (a):
Average rate	$—	$60,113	$—	$60,496
Revenue days	—	276	—	276

	2022		2021
For the years ended December 31,	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Jones Act Handysize Product Carriers:
Average rate	$51,565	$60,732	$34,985	$65,794
Revenue days	637	3,628	843	1,856
Non-Jones Act Handysize Product Carriers:
Average rate	$45,562	$31,290	$31,017	$10,048
Revenue days	730	361	735	520
ATBs:
Average rate	$37,211	$35,125	$—	$33,849
Revenue days	177	550	—	727
Lightering:
Average rate	$68,523	$46,783	$73,624	$—
Revenue days	455	140	365	—
Alaska (a):
Average rate	$—	$59,880	$—	$59,002
Revenue days	—	1,061	—	1,018

(a) Excludes one Alaska vessel currently in layup.

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Fleet Information

As of December 31, 2022, OSG’s operating fleet consisted of 21 vessels, 12 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on Bareboat Charters.

	Vessels Owned	Vessels Chartered-In	Total at December 31, 2022
Vessel Type	Number	Number	Total Vessels	Total dwt (3)
Handysize Product Carriers (1)	5	8	13	619,854
Crude Oil Tankers (2)	3	1	4	772,194
Refined Product ATBs	2	—	2	54,182
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	12	9	21	1,537,342

(1)	Includes two owned shuttle tankers, eight chartered-in tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as one owned Marshall Island flagged non-Jones Act MR tanker trading in international markets during 2022 and converted U.S. flag in January 2023.
(2)	Includes three crude oil tankers doing business in Alaska and one crude oil tanker bareboat chartered-in and in layup.
(3)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures provide investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Time charter equivalent revenues	$114,098	$80,026	$426,328	$292,595
Add: Voyage expenses	7,659	15,437	40,472	66,467
Shipping revenues	$121,757	$95,463	$466,800	$359,062

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Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2022	2021	2022	2021
Niche market activities	$27,564	$15,472	$91,286	$62,585
Jones Act handysize tankers	6,414	(8,720)	22,566	(44,415)
ATBs	4,084	3,981	17,001	15,384
Alaska crude oil tankers	7,991	8,248	29,960	28,462
Vessel operating contribution	46,053	18,981	160,813	62,016
Depreciation and amortization	19,579	15,910	70,637	61,823
General and administrative	6,056	6,021	26,985	24,097
Bad debt recovery	—	(1,080)	—	(1,080)
Loss on disposal of vessels and other property, including impairments, net	—	19	—	6,276
Operating income/(loss) from vessel operations	$20,418	$(1,889)	$63,191	$(29,100)

(B) EBITDA and Adjusted EBITDA

EBITDA represents net income/(loss) before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, loss/(gain) on disposal of vessels and other property, including impairments, net, non-cash stock based compensation expense and loss on repurchases and extinguishment of debt and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income/(loss) or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled measures used by other companies due to differences in methods of calculation. The following table reconciles net income/(loss) as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2022	2021	2022	2021
Net income/(loss)	$10,085	$(3,676)	$26,564	$(46,252)
Income tax expense/(benefit)	4,820	(4,902)	6,894	(18,097)
Interest expense, net	8,191	8,464	33,060	29,203
Depreciation and amortization	19,579	15,910	70,637	61,823
EBITDA	42,675	15,796	137,155	26,677
Amortization classified in charter hire and vessel expenses	318	143	862	570
Interest expense classified in charter hire expenses	284	330	1,219	1,354
Non-cash stock based compensation expense	337	244	3,574	2,232
Loss on disposal of vessels and other property, including impairments, net	—	19	—	6,276
Loss on extinguishment of debt, net	—	70	—	8,031
Adjusted EBITDA	$43,614	$16,602	$142,810	$45,140

(C) Total Cash and Investments

($ in thousands)	December 31, 2022	December 31, 2021
Cash and cash equivalents	$78,680	$83,172
Restricted cash	52	81
Investment security to be held to maturity	14,803	—
Total cash and investments	$93,535	$83,253

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